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                                                                    Exhibit 10.8

                                                                  Execution Copy

                                SUBSCRIPTION AGREEMENT


     SUBSCRIPTION AGREEMENT dated as of March 17, 1998 between (i) U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (the "Company"), (ii) SEXTANT TRADING LLC ("Sextant"), and (iii) LUBERT-ADLER REAL ESTATE OPPORTUNITY FUND, L.P., LUBERT-ADLER REAL ESTATE OPPORTUNITY FUND II, L.P. and LUBERT-ADLER CAPITAL REAL ESTATE OPPORTUNITY FUND, L.P. (collectively, "Lubert-Adler" and, together with Sextant, the "Purchasers").

          Section 1. SALE AND PURCHASE. Upon the execution of this Agreement, Sextant and Lubert-Adler severally agree to subscribe for and purchase, and the Company agrees to issue and sell to such Purchasers, 437,500 and 62,500 shares, respectively, of the Company's Class A Common Stock, $.01 par value (the "Shares"), for a purchase price of $11.25 per Share in cash. Concurrently with such purchase, the parties shall execute and deliver a Registration and Tag-Along Rights Agreement with respect to the Shares.

          Section 2. RIGHT TO PURCHASE ADDITIONAL SHARES. For each $10.0 million of funds (up to a maximum of $50.0 million of funds) committed out of the Initial Commitment (as defined in the Operating Agreement of the Fund) by Constellation Development Fund LLC and its affiliated entities (collectively, the "Fund") in hotel development projects on or before the second anniversary hereof, the Company agrees that Sextant and Lubert-Adler shall have the right to purchase an additional 87,500 and 12,500 Shares, respectively, at a purchase price of $11.25 per Share in cash. Such purchase rights shall be exercisable by either Purchaser in whole or in part at any time during the 18-month period following completion of the Fund's incremental $10.0 million commitment by delivery of written notice of exercise to the Company. Closing of each purchase of additional Shares pursuant to this Section 2 shall occur within 10 days of delivery of the notice of exercise. The purchase price and number of Shares acquirable by the Purchasers pursuant to this Section 2 shall be appropriately adjusted for any future stock splits, stock dividends or similar transactions affecting the Class A Common Stock.

          Section 3. INVESTMENT REPRESENTATIONS. Each Purchaser represents and warrants to the Company (i) that the Shares will be acquired by such Purchaser for its own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not be disposed of in contravention of the Securities Act or this Agreement; (ii) that such Purchaser is able to bear the economic risk of an investment in the Company for an indefinite period of time inasmuch as the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available; (iii) that such Purchaser is an "accredited investor" as defined in Regulation D of the Securities and Exchange Commission; (iv) that such Purchaser has received copies of the Company's definitive proxy statement dated February 13, 1998 and the Company's most recent annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K; (v) that such Purchaser has not made its investment in response to any general solicitation or


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advertisement by the Company; and (vi) that such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as it has requested.

          Section 4.     ADDITIONAL REPRESENTATIONS.

          (a)  The Company hereby represents and warrants to the Purchasers that
(i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound or violate any provision of law, statute, rule or regulation applicable to the Company; (ii) upon the execution and delivery of this Agreement by the Purchasers, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (iii) upon issuance of the Shares hereunder against payment of the purchase price therefor, such Shares will be duly authorized and validly issued, fully paid and non-assessable, and such issuance shall not require registration under the Securities Act, and (iv) the Company's reports and filings pursuant to the Securities Act and the Securities Exchange Act of 1934, taken as a whole, are true and complete in all material respects and do not omit to state a material fact required to make the statements contained therein not misleading.

          (b)  Each Purchaser hereby represents and warrants to the Company that
(i) the execution, delivery and performance of this Agreement by such Purchaser does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which such Purchaser is a party or by which it is bound or violate any provision of law, statute, rule or regulation applicable to such Purchaser; and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

          Section 5. USE OF PROCEEDS. The Company shall use the proceeds of the sale of Shares hereunder to fund a portion of its commitment to the Fund.

          Section 6. TRANSFER RESTRICTIONS. The Company may require, as a condition to any transfer of Shares, that the transferring Purchaser deliver an opinion of counsel (in form and substance reasonably acceptable to the Company) to the effect that such transfer complies with applicable securities laws. Each Purchaser consents to the placement of an appropriate restrictive legend on the certificates representing the Shares reflecting such restrictions.

          Section 7. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of each of the parties hereto.


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          Section 8.     NOTICES.  All notices, demands or other communications
to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, when delivered via a nationally recognized overnight courier or when sent via facsimile (with written confirmation). Such notices, demands and other communications will be sent to the address indicated below:

          To the Company:

          U.S. Franchise Systems, Inc.
          13 Corporate Square, Suite 250
          Atlanta, GA 30329
          Attn:     Neal Aronson
          Facsimile: (404) 321-4482

          To the Purchasers:
          Sextant Trading LLC
          527 Madison Avenue, 17th Floor
          New York, NY 10022
          Attn:     Adam Anhang
          Facsimile: (212) ) 319-4557

          Lubert-Adler Funds
          101 West Main Street
          Moorestown, NJ 08057
          Attn:     Dean Adler
          Facsimile: ______________

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the other parties.

          Section 9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          Section 10. ENTIRE AGREEMENT. This Agreement shall embody the complete agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.


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          Section 11.    COUNTERPARTS.  This Agreement may be executed by the
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          Section 12. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF DELAWARE.

          Section 13. REMEDIES. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. The exercise of such remedies shall not prevent such party from recovering damages by reason of any breach of any provision of this Agreement or exercising all other rights at law or in equity existing in its favor.

          Section 14. FEES AND EXPENSES. The Fund shall pay the reasonable out-of-pocket expenses of the Purchasers (including reasonable attorneys' fees) incurred in connection with the preparation and negotiation of this Agreement and the related Registration and Tag-Along Rights Agreement and the consummation of the transactions contemplated thereby, which expenses shall not exceed $5,000 in the aggregate.


                                      * * * * *













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          IN WITNESS WHEREOF, the parties have executed this Subscription
Agreement as of the date set forth above.


                              U.S. FRANCHISE SYSTEMS, INC.


                              By: /s/ Neal Aronson
                                 ----------------------------------
                                 Its: Executive Vice President and
                                      Chief Financial Officer

                              SEXTANT TRADING LLC


                              By: /s/ David Hamamoto
                                 ----------------------------------
                                   Its:
                                       ----------------------------


                              LUBERT-ADLER REAL ESTATE
                                   OPPORTUNITY FUND, L.P.


                              By:   IL PARTNERS, L.P., its General Partner

                                   By:  L&A Management, Inc.,
                                         its General Partner

                                        By: /s/ Dean S. Adler
                                           ------------------------------
                                           Dean S. Adler, President


                              LUBERT-ADLER REAL ESTATE
                                   OPPORTUNITY FUND II, L.P.

                                   By:  IL PARTNERS, L.P., its General Partner

                                        By: L&A Management, Inc., its
                                              General Partner

                                             By: /s/ Dean S. Adler
                                                ------------------------------
                                                Dean S. Adler, President


                              LUBERT-ADLER CAPITAL REAL ESTATE
                                   OPPORTUNITY FUND, L.P.

                                   By:  IL PARTNERS, L.P., its General Partner

                                        By: L&A Management, Inc., its
                                                General Partner

                                             By: /s/ Dean S. Adler
                                                ------------------------------
                                                Dean S. Adler, President


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